EXHIBIT 16

                         "LETTER OF FORMER ACCOUNTANTS"


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September 19, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentleman:

We have read Item 4 of the Concord Energy Incorporated Form 8-K dated September 19, 1996 and are in agreement with the statements contained therein.

Yours very truly,

                                                        /s/ Price Waterhouse LLP